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                                                                EXHIBIT 8.1


                                   KIRKLAND & ELLIS
                   PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS
                               200 East Randolph Drive
                               Chicago, Illinois 60601

To Call Writer Direct:              312 861-2000                   Facsimile:
     312 861-2000                                                 312 861-2200


                                    March 16, 1998


Dura Automotive Systems Capital Trust
Dura Automotive Systems, Inc.
4508 IDS Center
Minneapolis, Minnesota  55402


     Re: Dura Automotive Systems Capital Trust; Dura Automotive Systems, Inc. REGISTRATION STATEMENT ON FORM S-3 (REGISTRATION NO. 333-47273)
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Ladies and Gentlemen:

     In connection with the preparation of the Registration Statement (as defined below) for the registration under the Securities Act of 1933, as amended (the "Act"), of: (i) 2,300,000 shares of ___% Convertible Trust Preferred Securities (the "Preferred Securities") (liquidation amount $25 per Preferred Security) of Dura Automotive Systems Capital Trust; (ii) $57,500,000 aggregate principal amount of ___% Convertible Subordinated Debentures due 2028 (the "Debentures") of Dura Automotive Systems, Inc. (the "Company"); (iii) shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), of the Company initially issuable upon conversion of the Debentures and the Preferred Securities and (iv) the rights of holders of the Preferred Securities under a guarantee by the Company, you have requested our opinion concerning certain statements set forth in Amendment No.1 to the Form S-3 Registration Statement filed with the Securities and Exchange Commission under the Act (the "Registration Statement").

     Based on the foregoing, in our opinion, under the law in effect on the date hereof, the statements made in the Registration Statement under the caption "Certain Federal Income Tax Consequences," insofar as such statements purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

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Dura Automotive Systems Capital Trust
Dura Automotive Systems, Inc.
March 16, 1998
Page 2


     The opinions set forth herein are based on the applicable provisions of the Internal Revenue Code of 1986, as amended; the Treasury Regulations promulgated or proposed thereunder; current positions of the Internal Revenue Service (the "IRS") contained in published revenue rulings, revenue procedures and announcements; existing judicial decisions; and other applicable authorities.

     In conclusion, we should note that unlike a ruling from the IRS, opinions of counsel are not binding on the IRS. Hence, no assurance can be given that the opinion stated in this letter will not be successfully challenged by the IRS or rejected by a court. We express no opinion concerning any federal income tax matter other than that discussed herein.

     We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.


                                   Very truly yours,

                                   /s/ Kirkland & Ellis

                                   KIRKLAND & ELLIS